As filed with the Securities and Exchange Commission on December 15, 2021
Registration No. [ ___-___ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

SVB FINANCIAL GROUP DEFERRED COMPENSATION PLAN
(Full title of the plan)

Greg W. Becker
President & Chief Executive Officer
SVB Financial Group
3003 Tasman Drive, Santa Clara, California 95054
(408) 654-7400
(Name and address, and telephone number, including area code, of agent for service)

Copy to:
Michael Zuckert
General Counsel
SVB Financial Group
3003 Tasman Drive, Santa Clara, California 95054
(408) 654-7400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations (1)	$30,000,000	100%	$30,000,000	$2,781.00
(1)	The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the SVB Financial Group Deferred Compensation Plan described herein.

EXPLANATORY NOTE

SVB Financial Group (the “Company”) is filing this registration statement in accordance with Instruction E to Form S-8 to register an additional $30,000,000 unsecured future deferred compensation obligations of the Company that may be payable pursuant to the SVB Financial Group Deferred Compensation Plan, as amended (the “Plan”).

The contents of the Company’s original Registration Statement on Form S-8, Registration No. 333-192471, filed on November 21, 2013, and the Company’s additional Registration Statement on Form S-8, Registration No. 333-213281, filed on August 24, 2016, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 15, 2021.

SVB Financial Group

By:	/s/ GREG BECKER
Greg Becker
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Greg Becker and Michael Zuckert, each as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto, (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ GREG BECKER	President, Chief Executive Officer and Director	December 15, 2021
Greg Becker	(Principal Executive Officer)

/s/ DAN BECK	Chief Financial Officer	December 15, 2021
Dan Beck	(Principal Financial Officer)

/s/ KAREN HON	Chief Accounting Officer	December 15, 2021
Karen Hon	(Principal Accounting Officer)

/s/ ROGER DUNBAR	Director	December 15, 2021
Roger Dunbar

/s/ ERIC BENHAMOU	Director	December 15, 2021
Eric Benhamou

/s/ ELIZABETH BURR	Director	December 15, 2021
Elizabeth Burr

/s/ JOHN CLENDENING	Director	December 15, 2021
John Clendening

/s/ RICHARD DANIELS	Director	December 15, 2021
Richard Daniels

/s/ ALISON DAVIS	Director	December 15, 2021
Alison Davis

/s/ JOEL FRIEDMAN	Director	December 15, 2021
Joel Friedman

/s/ JEFFREY MAGGIONCALDA	Director	December 15, 2021
Jeffrey Maggioncalda

/s/ BEVERLY KAY MATTHEWS	Director	December 15, 2021
Beverly Kay Matthews

/s/ MARY MILLER	Director	December 15, 2021
Mary Miller

/s/ KATE MITCHELL	Director	December 15, 2021
Kate Mitchell

/s/ GAREN STAGLIN	Director	December 15, 2021
Garen Staglin

EXHIBIT INDEX

Exhibit Number	Description

4.1*	SVB Financial Group Deferred Compensation Plan

5.1	Opinion of Sullivan & Cromwell LLP (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Sullivan & Cromwell (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
*Incorporated by reference from Exhibit 10.7 to the Registrant’s Form 10-K filed with the SEC on February 28, 2019